Exhibit 10.1

Execution Copy

Via Hand Delivery
January 10, 2013

Vernon Gene Hodges

Re: Retirement and Consulting Agreement

Dear Gene:

This letter sets forth our agreement (the “Agreement”) regarding your retirement from Websense, Inc. (the “Company”), and your associated provision of consulting services to the Company. This Agreement will become effective on the Effective Date specified in Section 12 below.

1.Retirement Date. The Company agrees to accept your resignation from all positions you hold or have held as an officer, director, or employee of the Company effective as of January 13, 2013 (the “Retirement Date”), which will be your last day of employment with the Company.

2.Consultancy. The Company agrees to retain you as a consultant, and you agree to provide consulting services, under the terms specified below.

a.Consulting Period. The consulting relationship shall commence on the day following the Retirement Date, and continue through February 28, 2014 (the “Consulting Period”). The Company shall have the right to terminate the consulting relationship immediately, without prior notice and without any financial obligation to you other than payment for accrued, unpaid sums pursuant to Section 2(b), upon the occurrence of any of the following: (i) your failure to make yourself available to perform the Consulting Duties (as defined below); (ii) your breach of your obligations set forth in Sections 9 of this Agreement; or (iii) your breach of Section 10 of this Agreement. Such a termination shall be referred to as termination for “Cause.” Except as set forth in the second sentence of this paragraph, the Company shall not otherwise terminate this Agreement without your consent.

b.Consulting Duties and Fees. During the Consulting Period, you agree to provide up to a maximum of 10 hours per month of consulting services with respect to such issues and projects as requested by the Company and to prepare for the Company a quarterly report on trends impacting the security industry and potential strategic initiatives of the Company (the “Consulting Duties”). During the Consulting Period, you will receive a monthly payment of US$5,000, less required deductions, payable on and in accordance with the Company's standard payroll dates and policies (the “Consulting Fees”). The provision of any consulting services in excess of 10 hours per month (“Excess Consulting Duties”) shall be subject to you and the Company mutually agreeing to compensation for such Excess Consulting Duties in addition to the Consulting Fees, and shall otherwise be subject to the terms of this Agreement. You will perform the Consulting Duties at the request and direction of the Company's Chief Executive Officer (the “CEO”). You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents to the fullest in performing the Consulting Duties,

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and the Company agrees not to request that you perform services that are inconsistent with your expertise and experience.

c.Independent Contractor. You agree that during the Consulting Period you will be an independent contractor and not an employee, agent, joint venturer or partner of the Company, and you will not hold yourself out as, or give any person reason to believe that you are, an employee, agent, joint venturer or partner of the Company.

d.Reimbursement of Consulting-Related Expenses. You will be reimbursed for reasonable and appropriate expenses you incur in performing the Consulting Duties; provided that all expenses, regardless of amount, must be approved in advance by the CEO. All claims for reimbursement shall be submitted by documented business expense report upon Company-approved forms and shall include receipts. Any reimbursements will be paid to you within 30 days after the date you submit receipts for the expenses, provided you submit those receipts within 45 days after you incur the expense. For the avoidance of doubt, if any reimbursements payable to you under this Section 2(d) are subject to the provisions of Section 409A of the Internal Revenue Code: (i) to be eligible to obtain reimbursement for such expenses you must submit expense reports within 45 days after the expense is incurred, (ii) any such reimbursements will be paid no later than December 31 of the year following the year in which the expense was incurred, (iii) the amount of expenses reimbursed in one year will not affect the amount eligible for reimbursement in any subsequent year, and (iv) the right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

e.Protection of Confidential and Proprietary Information. You agree that, during the Consulting Period and thereafter, you will not use or disclose any confidential or proprietary information or materials of the Company which you obtain or develop in the course of performing the Consulting Duties, except with the express written permission of the CEO. Any and all work product you create in the course of performing the Consulting Duties will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, works of authorship, copyrights, materials, and other intellectual property developed by you solely or jointly with others in the course of performing the Consulting Duties.

f.Authority and Facilities Usage During Consulting Period. After the Retirement Date, you will have no authority, in the absence of the express written consent of the CEO, to bind the Company (or to represent that you have authority to bind the Company) to any contractual obligations, whether written, oral or implied. You hereby agree that after the Retirement Date, you will not represent or purport to represent the Company in any manner whatsoever to any third party unless authorized to do so in writing by the CEO. Access to and use of Company facilities or equipment to perform the Consulting Duties will be coordinated through the CEO or the Company's Chief Financial Officer (the “CFO”).

g.Breach of Nondisparagement or Confidentiality Obligations. If you breach your confidentiality or nondisparagement obligations under this Agreement, the Company's obligation to pay you Consulting Fees will cease immediately. Nothing in this

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Section waives the Company's right to pursue other action against you for any breach of your obligations under this Agreement.

3.Accrued Vacation. On the Retirement Date, the Company shall pay you accrued and unused vacation, if any, earned through the Retirement Date, subject to standard payroll deductions and withholdings. You are entitled to this payment by law.

4.Insurance. Following the Retirement Date, your coverage under the Company's group term life insurance policy will cease upon the Retirement Date; however, you will be provided with information from the insurance carrier regarding your opportunity to convert these policies to individual plans.

5.Other Compensation or Benefits. Your cash bonus for 2012 will be calculated in accordance with the bonus plan and paid to you at the same time as cash bonuses are paid to the Company's other executives, and in any event by February 10, 2013. You acknowledge that, except as expressly provided in this Agreement, you will not receive from the Company any additional compensation, severance or benefits after the Retirement Date. You expressly agree that your employment agreement and your participation agreement under the Company's Officer Change of Control Severance Plan shall terminate as of the Retirement Date and that you have no right to any severance or other payments or benefits under such agreements and plan. You also expressly acknowledge that prior to your retirement, you primarily provided services to the Company in California and that you are not subject to, or entitled to any retirement, consultation period, advance notice or other benefits in connection with your retirement or termination of employment under the laws of the United Kingdom or the laws of any other jurisdiction where you may have provided services during the term of your employment.

6.Restricted Stock Unit and Option Vesting and Exercise. The number of performance-based restricted stock units (“RSUs”) granted to you on February 10, 2012 that will vest on February 10, 2013 will be calculated and vested in a manner consistent with the RSUs granted to the Company's other executives for the same period. During the Consulting Period, all options to purchase the common stock of the Company as were granted to you prior to your Retirement Date (the “Options”) and all RSUs as were granted to you prior to your Retirement Date that remain subject only to vesting conditions as of your Retirement Date will, subject to your providing the Consulting Duties, continue to vest until the earlier of the termination or expiration of the Consulting Period, at which time all vesting of the Options and RSUs shall cease. Except as modified by this Agreement, all terms, conditions, and limitations applicable to the Options and the RSUs will remain in full force and effect pursuant to the applicable stock option agreements and restricted stock unit agreements between you and the Company, the Company's 2009 Equity Incentive Plan, and any other documents applicable to the Options and RSUs. You shall have a period of three months following the end of the Consulting Period to exercise any vested Options (provided that this Agreement will not extend the option exercise period for any Options that expire by their terms assuming continuous service to the Company), and you hereby consent to such amendment of the terms applicable to the Options. You are advised by the Company to seek independent legal advice with respect to tax and securities law issues regarding the Options, RSUs, this amendment of the Options, and amendment of RSUs and any exercise or sale of Company stock you may make.

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7.Expense Reimbursement. You agree that, no later than three weeks following the Retirement Date you will submit your final documented expense employee reimbursement statement reflecting all business expenses you incurred through the Retirement Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

8.Return of Company Property. Upon the earlier of (i) the Retirement Date or (ii) such earlier date as the Company shall specify, you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, correspondence, memoranda, notes, notebooks, drawings, books and records, plans, forecasts, reports, proposals, studies, agreements, financial information, personnel information, sales and marketing information, research and development information, systems information, specifications, computer-recorded information, tangible property and equipment, including laptops, tablets and cell phones, credit cards, entry cards, identification badges and keys and any other materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part) (“Company Property”). You also represent that you have performed a good faith search to ensure that you are no longer in possession or control of any Company Property.

9.Proprietary Information Obligations. You hereby acknowledge your continuing obligation to comply with the Proprietary Information and Inventions Agreement (attached hereto as Exhibit 1), both before and after the Retirement Date.

10.Noncompetition and Nonsolicitation. During your employment by the Company and during the Consulting Period: (i) you will not participate as an owner (which shall not include ownership of less than 2% of the stock of a publicly traded company), employee, officer, director, promoter, or consultant for any of the companies or entities listed on Exhibit 2 attached hereto; and (ii) you will not request, induce or advise any vendors, existing or potential corporate partners or investors, and/or customers of the Company to withdraw, curtail, limit, reduce, or cancel their business or business relationship(s) with the Company. Additionally, during your employment by the Company, during the Consulting Period, and for one year thereafter, you will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to limit, reduce, or terminate his or her relationship with the Company or to become an employee, consultant or independent contractor to or for any other person or entity.

11.Release of the Company. In exchange for the consideration provided to you by this Agreement that you are not otherwise entitled to receive, you hereby generally and completely release the Company and its directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company or your retirement and termination of that employment; (2) except as set forth in this Agreement, all claims related to your compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, retirement pay, fringe benefits, stock, stock options, restricted stock units (including determination of performance vesting conditions) or any

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other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the Employee Retirement Income Security Act, the California Labor Code, and the California Fair Employment and Housing Act (as amended).

12.ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under ADEA, and that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have 21 days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired without you having previously revoked this Agreement (the “Effective Date”).

13.Section 1542 Waiver. In granting the release herein, you and the Company hereby acknowledge that each has read and understands Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” You and the Company hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of claims hereby.

14.Nondisparagement. You agree not to disparage the Company, and the Company's officers, directors, employees, shareholders and agents, in any manner that is harmful to them or their business, business reputation or personal reputation. The Company will instruct its officers and directors not to disparage you in any manner that is harmful to you or your business, business reputation, or your personal reputation. Notwithstanding the foregoing, both you and the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process or standard corporate filing or disclosure rules.

15.Miscellaneous. This Agreement, including the exhibits hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. The failure to enforce any breach of this Agreement shall not be deemed to be a waiver of any other or subsequent breach. For purposes of construing this Agreement, any

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ambiguities shall not be construed against either party as the drafter. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. This Agreement may be executed in counterparts or with facsimile signatures, which shall be deemed equivalent to originals.

[remainder of page intentionally left blank - signature page follows]

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If this Agreement is acceptable to you, please sign below and return one original to me.
Sincerely,
Websense, Inc.

By:	/s/ John B. Carrington
John B. Carrington Chairman of the Board

Agreed and Accepted:

/s/ Vernon Gene Hodges		Jan. 10, 2013
Vernon Gene Hodges		Date

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Exhibit 1
PIIA
(see attached)

Proprietary Information and Inventions Agreement

In consideration of my employment or continued employment by Websense, Inc., a Delaware corporation (the "Company"), the compensation to be paid to me by the Company during the period of my employment, and for other valuable consideration, I (the "Employee") hereby agree as follows:

1.    Employment. I will perform the duties of my employment as assigned by the Company and in a manner satisfactory to the Company, and will devote my full working time to such duties. I understand and acknowledge that my employment by the Company is completely in the discretion of, and at the will of, the Company.

2.    Loyal Performance. I agree that during the period of my employment by the Company, I will not, without the Company's express written consent, engage in any employment or activity in any business competitive with the Company.

3.    Maintaining Confidential Information.

3.1    Company Confidential Information. I agree at all times, both during and after the termination of my employment for any reason whatsoever (whether with or without cause), to hold in the strictest confidence, and not to use, to publish, or to disclose to any person, firm, or corporation without written authorization of the Board of Directors of the Company, any past, present, or future techniques, know-how, designs, drawings, processes, experimental and development work, inventions, trade secrets, developments, machinery, research activities and plans, prices, software, cost of production, equipment, prototypes, sales and customer information, customer and prospect lists, and business and financial information relating to the business, products, practices and techniques of the Company or any of its affiliates, clients, consultants, or licensees (collectively, "Confidential Information"). Information shall for purposes of this Agreement be considered to be Confidential Information if not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to distribution agreements, joint research agreements or other agreements entered into by the Company. Without limiting the foregoing, the information set forth on Exhibit A shall constitute Confidential Information.

3.2    Former Employer Information. I agree that I will not, during my employment with Company, use or disclose any confidential or proprietary information or trade secrets of my former employers or companies, or any third party, if any, and that I will not bring onto the premises of Company any unpublished document or any property belonging to my former employers or companies, or any third party, if any, unless consented to in writing by said employers or companies.

3.3    Third Party Information. I recognize that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe Company and such third parties, both during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for Company consistent with Company's agreement with such third party) or to use it for the benefit of anyone other than for Company or such third party (consistent with Company's agreement with such third party) without the express written authorization of the Board of Directors of Company.

3.4    Exceptions. My obligation under this Section shall not apply to information which I can demonstrate is or becomes generally known other than through my acts in violation of this Agreement.

4.    List of Prior Inventions. As a matter of record, I have attached as Exhibit B to this Agreement, a complete list of all inventions or improvements relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company which I desire to remove from the operation of this Agreement, and I represent that such list is complete. If no list is attached or the list is blank, it means that I have no inventions or improvements to list.

5.    Disclosure of Inventions. I will promptly disclose in writing to the President of the Company complete information concerning each and every invention (including a new contribution, concept, idea, development, formula, composition, technique, machine and improvement thereof, or know-how related thereto), discovery, improvement, device, design, apparatus, practice, process, method or product (collectively, "Inventions"), whether I consider them patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by me, either solely or in collaboration with others, during the period of my employment by the Company, and up to and including a period of one (1) year after termination of my employment, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company, or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by me for the Company.

6.    Assignment of Inventions and Original Works of Authorship.

6.1    Inventions. I hereby agree that any and all Inventions made, developed, perfected, devised, conceived or reduced to practice by me during the period of my employment by the Company, and any other Inventions made, developed, perfected, devised, conceived or reduced to practice by me during said period of one (1) year after termination of my employment, relating either directly or indirectly to the business, products, practices or techniques of the Company or the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by me for the Company, are the sole property of the Company, and I hereby assign and agree to assign to the Company, its successors and assigns, any and all of my right, title and interest in and to any and all Inventions, and any patent applications or Letters Patent thereon.

6.2    Original Works of Authorship. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101) and that I am an employee as defined under that Act. Notwithstanding the foregoing, I hereby assign any and all original works of authorship (and all copyrights therein) created by me during the period of my employment by the Company within the scope of my employment, to the Company. I further agree from time to time to execute written transfers to Company of ownership of specific original works of authorship (and all copyrights therein) made by me (solely or jointly with others) in such form as is acceptable to Company in its reasonable discretion.

6.3    Further Cooperation. I will, at any time during my employment or thereafter, upon request and without further compensation therefore, but at no expense to me, do all lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable for: (i) obtaining, sustaining, reissuing or enforcing Letters Patent in the United States and throughout the world for any and all of said Inventions; (ii) perfecting, recording and maintaining the title of the Company, its successors and assigns, to the Inventions and to any patent applications made and any Letters Patent granted for the Inventions in the United States and throughout the world; and (iii) obtaining, securing, perfecting, or enforcing copyrights, trademarks, or other intellectual property rights.

6.4    Appointment of Company as Attorney-in-Fact. If Company is unable for any reason whatsoever, including my mental or physical incapacity, to secure my signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations (or on any document transferring ownership thereof) covering inventions or original works of authorship assigned to Company under this Agreement, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations or transfers thereof with the same legal force and effect as if executed by me. This appointment is coupled with an interest in and to the inventions and works of authorship and shall survive my death or disability. I hereby waive and quitclaim to Company any and all claims, of any nature whatsoever, which I now or may here-after have for infringement of any patents or copyright resulting from or relating to any such application for letters patent or copyright registrations assigned hereunder to Company.

6.5    Applicability of Assignment Requirements. This Agreement shall not apply to any Inventions which qualify fully under the provisions of Section 2870 of the California Labor Code, as amended from time to time. I understand that Section 2870 provides that no assignment is required of any Invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on my own time without using any of the Company's equipment, supplies, facilities, or trade secret information, except for those Inventions that either: (a) related at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (b) result from any work performed by me for the Company.

7.    Keeping of Records. I will keep complete, accurate and authentic accounts, notes, data and records of any and all of the Inventions, original works of authorship, trade secrets, and other developments developed or made by me (solely or jointly with others) during the term of my employment by the Company in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and, upon its request, I will promptly surrender same to the Company, or if not previously surrendered, I will promptly surrender same to the Company at the conclusion of my employment.

8.    Non-Solicitation. In order to protect the Confidential Information of the Company and avoid injury to the Company, I agree that for a period of one (1) year following the termination of my employment with the Company: (a) I will not directly or indirectly solicit the customers or prospective customers of the Company to purchase products or services which are competitive with those of the Company; and (b) I will not directly or indirectly solicit or in any manner encourage employees of the Company to leave its employ.

9.    Surrender of Materials. I agree that I will also surrender to the Company, at its request, or at the conclusion of my employment, all accounts, notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, whether or not created by me, or which come into my possession by reason of my employment with the Company, and I agree further that all of the foregoing are the property of the Company.

10.    Imposed Obligations. I understand that the Company may enter into agreements or arrangements that may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to Inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. I agree that I shall be bound by all such obligations, restrictions and limitations applicable to any Invention conceived or developed by me during the period of my employment, and I shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

11.    Preservation of Property. I will exercise reasonable care, consistent with good business judgment, to preserve in good working order, subject to reasonable wear and tear from authorized usage, and to prevent loss of, any equipment, instruments or accessories of the Company in my custody for the purpose of making demonstrations, implementing trials, carrying out development work, or otherwise conducting the business of the Company. Upon request, I will promptly surrender the same to the Company at the conclusion of my employment, or if not surrendered, I will account to the Company to its reasonable satisfaction as to the present location of all such instruments or accessories and the business purpose for their placement at such location. At the conclusion of my employment with the Company, I agree to return such instruments or accessories to the Company or to account for same to the Company's reasonable satisfaction.

12.    No Inconsistent Agreements; Effect of Breach. I affirm that I have no agreement with any other party that would preclude my compliance with my obligations under this Agreement. This Agreement is ancillary to employment and does not purport to include all of the terms of that relationship. It is intended, however, that the obligation of the parties to perform the terms of this Agreement is unconditional and does not depend on the performance or nonperformance of any terms, duties or obligations not specifically recited in this Agreement. The undersigned's obligations to maintain the confidentiality of the Company's Confidential Information is unconditional and shall not be excused by any conduct on Company's part except prior voluntary disclosure of the information by Company.

13.    Post-Termination Statement. At the conclusion of my employment with the Company, I agree to give a written statement to the Company certifying that I have complied with my obligations under this Agreement as set forth above, and acknowledging my continuing obligations to disclose Inventions, to do certain lawful acts relating to United States and foreign Letters Patent on the Inventions, and to preserve as confidential and refrain from using the Company's Confidential Information.

14.    Successors. The provisions of this Agreement shall inure to the benefit of, and be binding upon, my heirs, personal representatives, successors and assigns. However, I affirm that I may not delegate my obligations under this Agreement.

15.    Equitable Relief. I understand and agree that, because of the unique nature of the Confidential Information, the Company will suffer irreparable harm if I fail to comply with any of my obligations under this Agreement, and monetary damages will be inadequate to compensate the Company for such breach. Accordingly, I agree that the Company shall, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of this Agreement, without the necessity of posting a bond or undertaking.

16.    Governing Law. This Agreement is made in San Diego, California and shall be construed and interpreted in accordance with the internal laws of the State of California. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, whether involving remedies at law or in equity, shall be adjudicated in San Diego, California.

17.    Attorneys' Fees. In any controversy or claim arising out of or relating to this Agreement or the breach thereof, which results in a legal action, proceeding or arbitration, the prevailing party in such action, as determined by the court or arbitrator, shall be entitled to recover reasonable attorneys' fees and costs incurred in such action.

18.    Entire Agreement. This Agreement constitutes the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by the undersigned and the President of the Company.

19.    Severability. If any provision in this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid or unenforceable for any reason, including without limitation by reason of such provision extending for too long a period or over too large a geographical area, or by reason of its being too extensive in any other respect, such provision, to the extent that it is unenforceable, shall be interpreted to extend only over the maximum period of time or geographic area, and only to the maximum extent in all other respects, as to which it is valid and enforceable, in order to effectuate the parties' intent to the greatest extent possible. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

20.    Waiver. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

21.    Interpretation. The normal rule of construction, to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

22.    Counterparts. This Agreement is executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

I have carefully read this entire Agreement, have received a copy of it, and fully understand it.

IN WITNESS WHEREOF, I have executed this Agreement at San Diego, California effective as of January 23rd, 2006.

/s/ Gene Hodges
(Employee Signature)

Gene Hodges
(Employee Name)

#### ######
(Employee Address)

###-##-####
(Employee Social Security Number)
Accepted:

Websense, Inc. a Delaware Corporation

By:	/s/ Maelin Donovan
Name:	Maelin Donovan
Title:	Sr HR Coordinator

Exhibit A

List of Specific Information Considered Confidential

This list is not in any way exclusive.

Exhibit B

Date: January 26, 2006

To:	Websense, Inc.
10240 Sorrento Valley Road
San Diego, CA 92121

Re:    Inventions, Improvements, Materials and Documents

1.    The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Websense, Inc., a Delaware corporation (the "Company"), that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company, which I desire to remove from the operation of the Company's Proprietary Information and Inventions Agreement:

_____    No inventions or improvements.

__X__    The following inventions or improvements:

US Patents #'s 6,269,456 & 6,035,423 granted to me, rights owned by McAfee, Inc.

_____    Additional sheets attached.

2.	I propose to bring to my employment the following materials and documents of a former employer:

_____    No materials or documents.

_____    The following materials or documents:

______________________________________________

______________________________________________

______________________________________________

_____    Additional sheets attached.

/s/Gene Hodges
(Employee Signature)

Gene Hodges
(Employee Name)

Exhibit 2

List of Non-Compete Companies

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AirWatch
Akamai
Axway
Barracuda Networks
Black Box Network Services
Blue Coat Systems
CA Technologies
Check Point Software Technologies
CipherCloud
Cisco Systems
Citrix
Clearswift
Code Green Networks
Commtouch
CrowdStrike
EdgeWave
EMC/RSA
F5 Networks
Fidelis Security Systems (acquired by General Dynamics)
FireEye
Fortinet
Good Technology
Google
GTB Technologies
Huawai
Imperva
Juniper Networks
Kaspersky Lab
LastLine
Lightspeed
Mandiant
McAfee (acquired by Intel)
Microsoft
Mimecast
MobileIron
OpenDNS
Palisade Systems
Palo Alto Networks
Panda Security
PhishMe
Proofpoint
Qualys
Raytheon
SafeNet
Seculert
Sonain
SonicWALL (acquired by Dell)
Sophos
Sourcefire
Symantec
Trend Micro
Trustwave
Verdasys
Voltage
WatchGuard Technologies
Webroot Software
Workshare

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